UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2008

TORRENT ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Colorado	000-19949	84-1153522
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

11918 SE Division, Suite 197 Portland, Oregon 97266 (Address of principal executive offices)
(503) 224-0072
(Registrant's telephone number, including area code)

No Change (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

As previously disclosed in the current report on Form 8-K filed on September 22, 2008 by Torrent Energy Corporation (the “Company”), YA Global Investments, L.P. (" YA Global") has irrevocably elected to exercise its right to cease providing the Company with funds under its debtor-in-possession credit facility with the Company.

As a result of YA Global’s irrevocable election and the Company's limited available working capital, the Company has begun negotiating with YA Global a sale of all of its assets pursuant to Section 363 of the Bankruptcy Code.  Under the proposed terms of the sale, YA Global will be allowed to credit bid the outstanding balance owed by the Company under the debtor-in-possession credit facility to acquire the Company's assets.  Other qualified third parties will also be allowed to bid on the assets for an amount in excess of YA Global’s credit bid.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TORRENT ENERGY CORPORATION

Date: September 25, 2008	By:	/s/ Peter J. Craven
Peter J. Craven
Chief Financial Officer